United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 30, 2026

Date of Report (Date of earliest event reported)

K2 Capital Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43086	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Fifth Avenue, Suite #1833 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 (236) 521-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value of $0.0001, and one right to receive one-fifth (1/5) of one Class A ordinary share	KTWOU	The NASDAQ Stock Market LLC
Class A ordinary shares included as part of the units	KTWO	The NASDAQ Stock Market LLC
Rights included as part of the units	KTWOR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed on a Current Report on Form 8-K dated February 3, 2026, on January 30, 2026, K2 Capital Acquisition Corp. (the “Company”) consummated the IPO of 13,800,000 units (the “Units”). Each Unit consists of one Class A ordinary share (“Ordinary Share”) and one-fifth (1/5) of one right (“Right”) to receive one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $138,000,000.

As of January 30, 2026, a total of $138,000,000 of the proceeds from the IPO and the private placement with K2 Capital Sponsor LLC, the Company’s sponsor, consummated simultaneously with the closing of the IPO, were deposited in a trust account established for the benefit of the Company’s public shareholders.

An audited balance sheet as of January 30, 2026 reflecting receipt of the proceeds upon consummation of the IPO and the private placement is included with this report as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Balance Sheet dated January 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2026

K2 Capital Acquisition Corporation

By:	/s/ Karan Thakur
Name:	Karan Thakur
Title:	Chief Executive Officer

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